UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    October 3, 2014

SELECT BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

North Carolina	000-50400	20-0218264
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 W. Cumberland Street, Dunn, North Carolina		28334
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code:    (910) 892-7080

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 3, 2014, Select Bancorp, Inc. (the “Registrant”) and its wholly-owned subsidiary, Select Bank & Trust Company (“Select Bank”), entered into an employment agreement with Lynn H. Johnson, age 51, pursuant to which Ms. Johnson will be employed in the role of Executive Vice President and Chief Administrative Officer. Ms. Johnson was appointed to her current role of Executive Vice President and Chief Administrative Officer on September 30, 2014, and, prior to that, had served as Select Bank’s Senior Vice President, Corporate Ethics Officer and Human Resources Manager since January of 2011.

The initial term of Ms. Johnson’s employment agreement is three years, and, unless earlier terminated, the employment agreement shall automatically renew on each anniversary of its effective date for an additional one-year term. Under the agreement, Ms. Johnson is entitled to receive an annual base salary of $150,000, which the board of directors may increase, but not decrease, unless part of a corporate plan for all similarly situated employees. Ms. Johnson may participate in any and all employee benefit programs and compensation plans available to similarly situated employees, including incentive or bonus compensation plans and savings, pension and retirement plans. Ms. Johnson has also agreed to confidentiality and noncompetition covenants as a part of his employment agreement.

The Registrant and Select Bank may terminate Ms. Johnson’s employment at any time, with or without “Cause,” as defined in the agreement, and Ms. Johnson may terminate her employment at any time, provided she gives 60 days written notice to the Registrant and the bank. If Ms. Johnson terminates her employment, she will be entitled to receive compensation through the effective date of termination, but the Registrant and the bank may elect for her to not serve all of the notice period. If Ms. Johnson is terminated with Cause, then she will have no further rights to compensation other than unpaid and accrued salary or other vested benefits. If Ms. Johnson is terminated without Cause, she will be entitled to the separation benefits set forth in the agreement, including payment of her then-current base salary for the remainder of the employment term. If Ms. Johnson’s employment is terminated under certain circumstances following a “Change in Control,” as defined in the employment agreement, then Select Bank will pay Ms. Johnson an amount equal to 200% of her “base amount,” as defined in Section 280G(b)(3)(A) of the Internal Revenue Code. This lump sum payment would be instead of, and not in addition to, any separation benefit that she might otherwise be entitled to receive if a termination of employment had occurred other than following a “Change in Control.”

A copy of Ms. Johnson’s employment agreement is included as Exhibit 10.1 to this current report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement with Lynn H. Johnson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT BANCORP, INC.

Date: October 6, 2014	By:	/s/ William L. Hedgepeth II
William L. Hedgepeth II President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Employment Agreement with Lynn H. Johnson